Exhibit 3(ii)


                                          AMENDED
                                           AND
                                         RESTATED
                                         BY-LAWS

                                            OF

                                  FRANKLIN RESOURCES, INC.
                                (Adopted December 10, 1999)

                                         ARTICLE I

                                         Offices


          Section 1.1 Offices. The Corporation may have offices at such places both within and without the State of Delaware as the Board of Directors or the Chairman of the Board may from time to time determine or the business of the Corporation may require.




                                        ARTICLE II

                                       Stockholders


          Section 2.1 Annual Meeting and Election of Directors. The Annual Meeting of Stockholders shall be held at such place either within or without the State of Delaware and at such time and on such date as may be designated by resolution of the Board of Directors from time to time. The directors shall be elected and any other proper business may be transacted at each Annual Meeting of Stockholders.

          Section 2.2 Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors or the Chairman of the Board of Directors. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting within the limits fixed by law.

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          Section  2.3 Place of  Meetings.  Each  annual or  special  meeting of stockholders shall be held at such location either within or without the State of Delaware as may be determined by the Board of Directors, or if no such determination is made, at such place as may be determined by the Chairman of the Board of Directors. If no location is so determined, any annual or special meeting shall be held at the principal executive office of the Corporation.

          Section 2.4 Notice of Meetings. Notice of each annual or special meeting of stockholders shall contain such information, and shall be given to such persons at such time, and in such manner, as the Board of Directors shall determine, or if no such determination is made, as the Chairman of the Board shall determine, subject to the requirements of applicable law.

          Section 2.5 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 2.6 Conduct of Meetings. Subject to the requirements of applicable law, all annual and special meetings of stockholders shall be conducted in accordance with such rules and procedures as the Board of Directors may determine and, as to matters not governed by such rules and procedures, as the Chairman of such meeting shall determine.

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          Section 2.7 Quorum. The holders of a majority of the shares issued and outstanding  and  entitled  to vote at a meeting  of the  stockholders shall constitute a quorum thereat for the transaction of business, except as otherwise provided by statute, by the Certificate of Incorporation ("Certificate") or by these By-Laws. If a quorum is not
          present  or  represented  at  a  meeting  of  the  stockholders,   the
          stockholders so present and entitled to vote may, by majority vote, adjourn the meeting from time to time in the manner provided in
          Section 2.5 of these By-Laws until a quorum is present or represented.
          At  any   rescheduled   meeting  at  which  a  quorum  is  present  or
          represented, any business may be transacted that might have been transacted at the meeting as originally notified.

          Section 2.8 Action Without Meeting. Any action required by statute to be taken at a meeting of the stockholders, or any action that may be taken at a meeting of the stockholders, may be taken without a meeting, without prior written notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize to take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of minutes of stockholders are recorded. The signed consent or a signed copy shall be placed in the minute book of the Corporation and prompt notice of the taking of the corporate action shall be given to those stockholders who have not consented in writing.

          Section 2.9 Telephone and Similar Meetings. Stockholders may participate in and hold a meeting at which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, unless a stockholder participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

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          Section 2.10  Voting;  Proxies.  Except as  otherwise  provided by the
          Certificate, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and, unless otherwise required by law, need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the Certificate or these By-Laws, be decided by the vote of the holders of shares of stock having a majority of the votes present in person or represented by proxy and entitled to vote on the matter.

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          Section 2.11 Fixing Date for  Determination of Stockholders of Record.
          In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed:
          (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors
          adopts  the  resolution   relating   thereto.   A   determination   of
          stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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                                        ARTICLE III

                                         Directors


          Section 3.1 Number. The authorized number of directors on the Board of Directors shall be nine (9) unless changed by a by-law duly adopted either by the Board of Directors or the stockholders amending this
          Section 3.1.

          Section 3.2 Qualification; Election; Term. (a) Except as otherwise provided by Section 3.9 of these By-Laws, the directors shall be elected at the annual meeting of stockholders.

          (b) Each director elected shall hold office until the next annual meeting of stockholders and until his or her successor has been elected and qualified or until his or her death, resignation, retirement, disqualification or removal.

          Section 3.3 Powers . Subject to limitations of the Certificate, these By-Laws, and the General Corporation Law of the State of Delaware relating to actions required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under direction of the Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the Corporation to the officers of the Corporation or other persons provided that the business and affairs of the Corporation shall be managed by and all corporate powers shall be exercised under the ultimate direction of the Board of Directors.

          Section 3.4 Meetings of the Board. (a) Each meeting of the Board of Directors shall be held at a location determined as follows. The Board of Directors may designate any place, within or without the State of Delaware, for the holding of any meeting. If no such designation is made, the meeting shall be held at the Corporation's principal executive office. Subject to the requirements of applicable law, all meetings of the Board of Directors shall be conducted in accordance with such rules and procedures as the Board of Directors may approve and, as to matters not governed by such rules and procedures, as the Chairman of such meeting shall determine.

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          (b) Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman, any President, any Vice President, the Secretary, or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least 24 hours before the special meeting.

          Section 3.5 Quorum: Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the Certificate or these By-Laws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          Section 3.6 Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent setting forth the action so taken is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the Secretary of the Corporation and placed in the minute book. Such consent shall have the same force and effect as a unanimous vote at a meeting of such Board of Directors or committee.

          Section 3.7 Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have any powers or authority in reference to: (a) amending the Certificate; (b) approving an agreement of merger or consolidation; (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets otherwise than in the usual and regular course of its business; (d) recommending to the stockholders a dissolution of the Corporation or a revocation thereof;
          (e) amending or repealing the By-Laws of the Corporation or adopting new By-Laws of the Corporation; (f) amending or repealing any resolution of the Board of Directors which by its express terms is not so amendable or repealable; (g) appointing other committees of the Board of Directors or the members thereof; (h) filling new vacancies in or removing members of the Board of Directors or of any committee appointed by the Board of Directors; (i) fixing the compensation of the directors for serving on the Board of Directors or for serving as any member of a committee thereof; or (j) unless the resolution of the Board of Directors expressly so provides, declaring a dividend or authorizing the issuance of stock. Any such committee shall report on its meetings to the Board of Directors at the next meeting of the Board of Directors.

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          Section 3.8 Removal.  Any or all directors may be removed at any time, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

          Section 3.9 Vacancies. A vacancy occurring in the Board of Directors (by death, resignation, retirement, disqualification, removal or otherwise) may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or by vote of the stockholders required for the election of directors generally.

          Section 3.10 Compensation. Members of the Board of Directors and any committee thereof may, by resolution of the Board of Directors, be allowed compensation for attending meetings of the Board of Directors and committees thereof.

          Section 3.11 Telephone and Similar Meetings. Board members may participate in and hold a meeting at which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, unless a person authorized to participate in such a meeting participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

          Section 3.12 Minutes. The Board of Directors shall keep either a record of action taken or minutes of their proceedings. The minutes of the proceedings of any committee of the Board of Directors shall be placed in the minute book of the Corporation.

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                                        ARTICLE IV

                Indemnification of Directors, Officers, Employees and Agents

          Section  4.1  Indemnification   Respecting  Third  Party  Claims.  The
          Corporation,  to the  fullest  extent  permitted,  and  in the  manner required, by the laws of the State of Delaware as in effect at the time of the adoption of this Article or as such laws may be amended from time to time shall indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative or investigative in nature (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of, or to represent the interests of, the Corporation as a director, officer, partner, fiduciary, employee or agent (a "Subsidiary Officer") of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Affiliated Entity"), against expenses, (including attorneys' fees and disbursements), costs, judgment, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that the Corporation shall not be obligated to indemnify against any amount paid in settlement unless the Corporation has consented to such settlement, which consent shall not be unreasonably withheld. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this Section 4.1, a person shall not be entitled, as a matter of right, to indemnification pursuant to this
          Section 4.1 against costs or expenses incurred in connection with any action, suit or proceeding commenced by such person against any person who is or was a director, officer, fiduciary, employee or agent of the Corporation or a Subsidiary Officer of any Affiliated Entity, but such indemnification may be provided by the Corporation in a specific case as permitted by Section 4.6 of this Article.

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          Section  4.2   Indemnification   Respecting   Derivative  Claims.  The
          Corporation, to the full extent permitted, and in the manner required, by the laws of the State of Delaware as in effect at the time of the adoption of this Article or as such laws may be amended from time to time, shall indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was director, officer, employee or agent of the Corporation or is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of an Affiliated Entity against expenses (including attorneys' fees and disbursements) and costs actually and reasonably incurred by such person in connection with such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and except to the extent that, the Court of Chancery of the State of Delaware or the court in which such judgment was rendered shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery of the State of Delaware or such other court shall deem proper. Notwithstanding anything to the contrary in the foregoing provisions of this Section 4.2, a person shall not be entitled, as a matter of right, to indemnification pursuant to this Section 4.2 against costs and expenses incurred in connection with any action or suit in the right of the Corporation commenced by such person, but such indemnification may be provided by the Corporation in any specific case as permitted by Section 4.6 of this Article.


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          Section 4.3  Determination  of  Entitlement  to  Indemnification.  Any
          indemnification under Section 4.1 or 4.2 of this Article (unless ordered by a court) shall be made by the Corporation only as
          authorized   in  the   specific   case  upon  a   determination   that
          indemnification is proper under the circumstances because such person has met the applicable standard of conduct set forth in, Section 4.1 or 4.2 of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding in respect of which indemnification is sought or by majority vote of the members of a committee of the Board of Directors composed of at least three members each of whom is not a party to such action, suit or proceeding, or (ii) if such quorum is not obtainable and/or such a committee is not established or obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. In the event a request for indemnification is made by any person referred to in Section 4.1 or Section 4.2 of this Article, the Corporation shall cause such determination to be made not later than 60 days after such request is made.

          Section 4.4 Right to Indemnification Upon Successful Defense and For Service as Witness. (a) Notwithstanding the other provisions of this Article, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 4.1 or 4.2 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith.

          (b) To the extent any person who is or was a director, officer, employee or agent of the Corporation has served or prepared to serve as a witness in any action, suit or proceeding (whether civil, criminal, administrative or investigative in nature) or in any investigation by the Corporation or the Board of Directors thereof or committee thereof or by any securities exchange on which securities of the Corporation are or were listed by reason of his services as a director, officer, employee or agent of the Corporation or as a Subsidiary Officer of any Affiliated Entity (other than in a suit commenced by such person), the Corporation shall indemnify such person against expenses (including attorneys' fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith within 30 days after receipt by the Corporation from such person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses and costs.


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          Section 4.5 Advance of Expenses.  Expenses (including attorneys' fees)
          and costs incurred by an officer or director of the Corporation in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by this Article. Such expenses (including attorneys' fees) incurred by other employees or agents of the Corporation may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          Section 4.6 Indemnification Not Exclusive. The provision of indemnification to, or the advancement of expenses and costs to, any person under this Article, or the entitlement of any person to indemnification or advancement of expenses and costs under this Article, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such person in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any person seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's capacity as an officer, director, employee or agent of the Corporation and as to action to any other capacity while holding any such position.

          Section 4.7 Accrual of Claims; Successors. The indemnification provided or permitted under this Article shall apply in respect of any expense, cost, judgment, fine, penalty or amount paid in settlement, whether or not the claim or cause of action in respect thereof accrued or arose before or after the effective date of this Article. The right of any person who is or was a director, officer, employee or agent of the Corporation to indemnification under this Article shall continue after he shall have ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, distributes, executors, administrators and other legal representatives of such person.

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          Section 4.8  Corporate  Obligations;  Reliance.  This Article shall be deemed to create a binding obligation on the part of the Corporation to its current and former officers, directors, employees and agents and their heirs, distributes, executors, administrators and other legal representatives, and such persons in acting in such capacities shall be entitled to rely on the provisions of this Article, without giving notice thereof to the Corporation.


          Section 4.9 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of any Affiliated Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or applicable law.

          Section 4.10 Definitions of Certain Terms. (a) For purposes of this Article, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its corporate existence had continued, would have been permitted under applicable law to indemnify its directors, officers employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request, or to represent the interests of, such constituent corporation as a director, officer, employee or agent of any Affiliated Entity shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

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          (b) For purposes of this Article,  references to "fines" shall include any excise  taxes  assessed  on a person  with  respect to an employee
          benefit   plan;   references   to  "serving  at  the  request  of  the
          Corporation" shall include any service as a director, officer, fiduciary, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, fiduciary, employee or agent-with respect to an employee benefit plan, its participants, or beneficiaries: and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to in this Article.

          Section 4.11 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article IV shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.


                                        ARTICLE V

                                        Officers

          Section 5.1 Principal Officers. The principal officers of the Corporation shall be a Chairman of the Board, one or more Presidents, a Secretary and a Treasurer, each of whom shall have the authority to perform the duties provided in these By-Laws and such other duties, and may have such other authority and powers, as may from time to time be prescribed by the Board of Directors or as the Chairman of the Board may from time to time delegate. One person may hold two or more offices, except that the Secretary may not also hold the office of President.

          Section 5.2 Subordinate Officers. The Corporation may also have, at the discretion of the Board of Directors, one or more Vice Chairmen, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the business of the Corporation may require, each of whom shall have the authority and perform the duties as may be provided in these By-Laws or as may from time to time be assigned by the Board of Directors.

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

          Section 5.3 Appointment of the Corporation's Officers. The Board of Directors shall appoint the officers of the Corporation, each such officer to hold his office until the earlier of his death, resignation, retirement, disqualification or removal. Thereafter, the Board of Directors may, from time to time, appoint other officers of the Corporation to fill a vacancy in any office or otherwise, each such officer to hold his office until the earlier of his death, resignation, retirement, disqualification or removal from office.

          Section 5.4 Removal and Resignation. (a) Any officer may be removed, either with or without cause, by the unanimous written consent of the Board of Directors or by a majority of the directors at the time in office, at any regular or special meeting of the Board of Directors.

          (b) Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board of Directors, a President or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 5.5 Chairman of the Board. (a) The Chairman of the Board shall, subject to the ultimate direction of the Board of Directors, have general supervision, direction and control of the business and affairs of the Corporation.

          (b) The Chairman of the Board shall have the general powers and duties of management usually vested in the chief executive officer of a corporation.

          (c) The Chairman of the Board shall provide the general and active management of the business operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

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          (d) The Chairman of the Board shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent of the Corporation.

          Section 5.6 President. (a) A President, unless a Chairman of the Board is elected by the Board of Directors, shall, if present, preside at all meetings of stockholders or directors.

          Section 5.7 Secretary. (a) The Secretary shall keep, or cause to be kept, the minute book of the Corporation at the principal executive office of the Corporation, or such other place as the Board of Directors may order, of all meetings of stockholders, the Board of Directors and its committees, with the time and place of holding, whether regular or special and if special, how authorized and the notice thereof given, the names of those present at Board of Directors and committee meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof.

          (b) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

          Section 5.8 Treasurer. (a) The Treasurer shall deposit or cause the deposit of all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors.

          (b) The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation.

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

          (c) The Treasurer shall be responsible for effecting the properly authorized disbursement of funds of the Corporation and shall provide appropriate and timely accounting of his transactions as Treasurer to the Chairman of the Board and to the Board of Directors.

          (d) The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, additional paid-in capital and retained earnings. Capital and additional paid-in capital shall be classified according to source and shown in separate accounts.

          (e) The Treasurer shall provide appropriate and timely reports on the financial condition of and the results of operations of the Corporation to the Chairman of the Board and to the Board of Directors.

          Section 5.9 Vice Presidents. The Vice Presidents, if any, shall exercise and perform such powers and duties with respect to the administration of the business affairs and operations of the Corporation as may from time to time be assigned to each of them by the Chairman of the Board, a President or the Board of Directors, or if not ranked, a Vice President designated by the Board of Directors, may perform all of the duties of the Chairman of the Board and when so acting shall have all of the powers of and be subject to all of the restrictions upon the Chairman of the Board.

          Section 5.10 Assistant Secretaries. The Assistant Secretaries, if any, may, in the absence or disability of the Secretary, perform all of the duties of the Secretary and when so acting shall have all of the powers of and be subject to all of the restrictions upon the Secretary.


          Section 5.11 Assistant Treasurers. The Assistant Treasurers, if any, may, in the absence or disability of the Treasurer, perform all of the duties of the Treasurer and when so acting shall have all of the powers of and be subject to all of the restrictions upon the Treasurer.

          Section 5.12 Compensation. The compensation, if any, of the officers and agents shall be fixed from time to time by the Board of Directors.

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                                        ARTICLE VI

                                        Amendments


          Section 6.1 By-Laws. These By-Laws may be altered or repealed, and new By-Laws adopted by the Board of Directors, but the stockholders may make additional By-Laws and may alter and repeal any By-Laws whether adopted by them or otherwise.


                                       ARTICLE VII

                                   General Provisions


          Section 7.1 Seal. The Board of Directors shall adopt a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware and the date of incorporation.

          Section 7.2 Method. Whenever by statute, the Certificate, these By-Laws, or otherwise, notice is required to be given to a director, committee member or stockholder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given: (a) in writing by mail, first-class postage prepaid, addressed to the director, committee member, or stockholder and the address appearing on the books of the Corporation; (b) facsimile transmission; or (c) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is deposited in accordance with the terms of this Section in the United States mails.

          Section 7.3 Waiver of Notice. Whenever notice is required to be given by these By-Laws or the Certificate or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated herein, and such waiver shall be deemed equivalent to notice.

          Section 7.4 Fiscal Year. The fiscal year of the Corporation shall end on the 30th day of September in each year.

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          Section  7.5  Construction.  Whenever  the  context so  requires,  the masculine gender shall include the feminine and neuter genders and the singular shall include the plural, and conversely. If any portion of these By-Laws shall be invalid or inoperative, then, so far as is reasonable and possible: (a) the remainder of these By-Laws shall be considered valid and operative; and (b) effect shall be given to the intent manifested by the portion held invalid or inoperative.

          Section 7.6 Headings. The headings set forth in these By-Laws are for organization, convenience and clarity. In interpreting these By-Laws, they shall be subordinated in importance to other written material.

          Section  7.7  Relation  to the  Certificate  of  Incorporation.  These
          By-Laws are subject to, and governed by the Certificate and any written agreement by a majority in interest of the stockholders filed with the Corporation at its principal place of business.

          Section 7.8 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, diskettes, hard disk drives, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

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